ISSUER FREE WRITING PROSPECTUS NO. 1637AB Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated November 5, 2012 Deutsche Bank AG Contingent Return Optimization Securities
Linked to the EURO STOXX 50® Index due on or about November 28, 2014
Investment Description
Contingent Return Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the EURO STOXX 50® Index (the “Index”). If the Final Index Level is greater than or equal to the Trigger Level, the Issuer will repay the Face Amount of the Securities at maturity and pay a return equal to the greater of (i) the Contingent Return of 10.00% and (ii) the Index Return, subject to the Maximum Gain of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date). However, if the Final Index Level is less than the Trigger Level, the Issuer will repay less than the full Face Amount, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. You will not receive dividends or other distributions paid on any stocks included in the Index. The contingent repayment of the Face Amount applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire initial investment.
Features	Key Dates1
❑ Contingent Return with Participation up to the Maximum Gain: At maturity, the Issuer will repay the Face Amount of the Securities and pay a minimum return of 10.00% as long as the Final Index Level is not less than the Trigger Level, with participation in any positive Index Return above the Contingent Return up to a Maximum Gain of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date). If the Final Index Level is less than the Trigger Level, investors will be exposed to the decline in the Index at maturity.

❑ Contingent Downside Market Exposure: If you hold the Securities to maturity and the Index Return is negative but the Final Index Level is not less than the Trigger Level, the Issuer will repay the Face Amount of the Securities plus the Contingent Return of 10.00%. However, if the Final Index Level is below the Trigger Level, the Issuer will repay less than the full Face Amount, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index. You may lose some or all of your initial investment. The contingent repayment of the Face Amount applies only at maturity.  Any payment on the Securities, including any repayment of your initial investment provided at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.
	Trade Date Settlement Date Final Valuation Date2 Maturity Date2 1 Expected. 2 See page 3 for additional details	November 28, 2012 November 30, 2012 November 21, 2014 November 28, 2014

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR FULL INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering Contingent Return Optimization Securities linked to the performance of the Index. The return on the Securities is subject to, and limited by, the Maximum Gain. The Initial Index Level, Maximum Gain and Trigger Level will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered for a minimum investment of 100 Securities at the price to public described below.
Index	Initial Index Level	Contingent Return	Maximum Gain	Trigger Level	CUSIP/ ISIN
EURO STOXX 50® Index (Ticker: SX5E)		10%	32.00% to 40.00%	75.00% of the Initial Index Level	25154S 86 9 / US25154S8695
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in underlying supplement No. 1 dated October 1, 2012, product supplement AB dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012, as modified and supplemented by this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ from those set forth in the accompanying product supplement, will supersede the terms set forth in such product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying underlying supplement, product supplement AB, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Offering of Securities	Price to Public(1)	Discounts and Commissions(1)	Proceeds to Us
Contingent Return Optimization Securities linked to the EURO STOXX 50® Index
Per Security	$10.00	$0.20	$9.80
Total	$	$	$
(1)
With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.80 per Security and will not receive a sales commission. For more information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this free writing prospectus, together with the underlying supplement No. 1 dated October 1, 2012, product supplement AB dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated October 1, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

♦	Product supplement AB dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005088/crt_dp33004-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Contingent Return Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 4 of this free writing prospectus and “Risk Factors” on page 7 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:
♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as a hypothetical investment in the Index or in the stocks included in the Index.

♦    You believe that the level of the Index will increase over the term of the Securities and are willing to give up any appreciation in excess of the Maximum Gain of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date).

♦    You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set equal to the bottom of the range of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date).

♦    You seek an investment with returns based on the performance of companies located within the Eurozone.

♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦    You do not seek current income from this investment and are willing to forgo dividends or other distributions paid on the stocks included in the Index.

♦    You are willing to hold the Securities, which have a term of 2 years, to maturity and accept that there may be little or no secondary market for the Securities.

♦    You are willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you.

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You require an investment designed to guarantee a full return of the Face Amount at maturity.

♦    You cannot tolerate the loss of any of your investment, and you are not willing to make an investment that may have similar downside market risk as a hypothetical investment in the Index or in the stocks included in the Index.

♦    You believe that the level of the Index will decline during the term of the Securities and is likely to close below the Trigger Level on the Final Valuation Date, or you believe the Index will appreciate over the term of the Securities by more than the Maximum Gain of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date).

♦    You seek an investment that participates in the full appreciation in the level of the Index or that has unlimited return potential.

♦    You would be unwilling to invest in the Securities if the Maximum Gain was set equal to the bottom of the range of between 32.00% and 40.00% (the actual Maximum Gain will be determined on the Trade Date).

♦    You do not seek an investment with returns based on the performance of companies located within the Eurozone.

♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Index.

♦    You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the Index.

♦    You are unable or unwilling to hold the Securities, which have a term of 2 years, to maturity or you seek an investment for which there will be an active secondary market.

♦    You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the Securities, including any repayment of the Face Amount.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	$10.00 per Security for brokerage account investors; $9.80 per Security for certain advisory account investors (both subject to a minimum purchase of 100 Securities)
Face Amount	$10.00 per Security. The Payment at Maturity will be based on the Face Amount.
Term	2 years
Trade Date1	November 28, 2012
Settlement Date1	November 30, 2012
Final Valuation Date1, 2	November 21, 2014
Maturity Date1, 2, 3	November 28, 2014
Index	EURO STOXX 50® Index (Ticker: SX5E)
Contingent Return	10.00%
Maximum Gain	32.00% to 40.00%. The actual Maximum Gain will be determined on the Trade Date.
Trigger Level	75.00% of the Initial Index Level
Payment at Maturity (per $10.00 Security)
If the Final Index Level is equal to or greater than the Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Security that provides you with the Face Amount of $10.00 per Security plus a return equal to the greater of (i) the Contingent Return and (ii) the Index Return, subject to the Maximum Gain, calculated as follows:
$10.00 + ($10.00 x the greater of (i) Contingent Return and (ii) Index Return, subject to the Maximum Gain)
If the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per Security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index, calculated as follows:
$10.00 + ($10.00 x Index Return)
In this scenario, you will lose a significant portion or all of the Face Amount in an amount proportionate to the percentage decline in the Index.

Index Return	Final Index Level – Initial Index Level Initial Index Level
Initial Index Level	The closing level of the Index on the Trade Date
Final Index Level	The closing level of the Index on the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Initial Index Level, Trigger Level and Maximum Gain are determined.

Maturity Date:
The Final Index Level is determined on the Final Valuation Date.

If the Final Index Level is equal to or greater than the Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Security that provides you with the Face Amount of $10.00 per Security plus a return equal to the greater of (i) the Contingent Return and (ii) the Index Return, subject to the Maximum Gain, calculated as follows:

$10.00 + ($10.00 x the greater of (i) Contingent Return and (ii) Index Return, subject to the Maximum Gain)

If the Final Index Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per Security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index, calculated as follows:

$10.00 + ($10.00 x Index Return)

In this scenario, you will lose a significant portion or all of the Face Amount in an amount proportionate to the percentage decline in the Index.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
3
Notwithstanding what is provided under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to an investment in the Securities offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay the full Face Amount at maturity. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Return is positive or negative and if the Index Return is negative, whether the Final Index Level is less than the Trigger Level. If the Final Index Level is less than the Trigger Level, you will be fully exposed to any negative Index Return, and Deutsche Bank AG will pay you less than the full Face Amount at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index. Accordingly, you may lose a significant portion, and could lose all, of your initial investment if the Final Index Level is less than the Trigger Level.

♦
You May Incur a Loss on Your Investment if You Sell Your Securities Prior to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the Index level at such time is greater than the Trigger Level at the time of sale.  The Trigger Level applies only at maturity.

♦
The Contingent Return Only Applies if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may be less than the Contingent Return or the return of the Index at that time even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Contingent Return and receive the Maximum Gain on the Securities from the Issuer only if you hold the Securities to maturity.

♦
Capped Appreciation Potential — If the Index Return is positive, you will be entitled to receive from the Issuer at maturity only the Face Amount plus an amount equal to the greater of (i) the Contingent Return and (ii) the Index Return, subject to the Maximum Gain of between 32.00% and 40.00%. The actual Maximum Gain will be determined on the Trade Date. Your return on the Securities is subject to, and limited by, the Maximum Gain, regardless of any further increase in the level of the Index, which may be significant. Accordingly, the maximum Payment at Maturity will be between $13.20 and $14.00 per $10.00 Security (to be determined on the Trade Date). As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the Index.

♦	No Coupon Payments — Deutsche Bank AG will not pay you coupon payments on the Securities.

♦
Risks Related to the Credit of the Issuer — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of the Face Amount, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities and you could lose your entire investment.

♦
The Securities Are Subject to Non-U.S. Securities Markets Risks — The Index includes component stocks that are issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Specifically, the stocks included in the Index are issued by companies located in countries within the Eurozone, some of which are and have been experiencing economic stress.  Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

♦
The Securities Are Subject to Currency Exchange Rate Risk – The Index is composed of stocks denominated in foreign currencies, the values of which may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or international political or economic developments. However, the value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the stocks composing the Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

♦
We are One of the Companies That Make Up the Index — We are one of the companies that make up the Index. To our knowledge, we are not currently affiliated with any of the other companies the equity securities of which are represented in the Index. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the equity securities underlying the Index, or your securities. None of the other companies represented in the Index will be involved in the offering of the Securities in any way. Neither they nor we will have any obligation to consider your interests as a holder of the Securities in taking any corporate actions that might affect the value of your Securities.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of component stocks underlying the Index would have.

♦
Investing in the Securities Is Not the Same as Investing in the Index or the Stocks Composing the Index — The return on your Securities may not reflect the return you would realize if you were able to invest directly in the Index, the stocks composing the Index or a security linked directly to the uncapped performance of the Index.

♦
There May Be Little or No Secondary Market for the Securities — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

♦
Price Prior to Maturity Is Affected by Many Factors — While we expect that, generally, the level of the Index will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of economic and market factors that may either offset or magnify each other. Such factors include the volatility of the Index; the composition of the Index; the dividend rate on the stocks composing the Index and changes that affect those stocks and their issuers; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of Deutsche Bank AG, including actual or anticipated downgrades in our credit ratings.

♦
The Securities Have Certain Built-in Costs — While the Payment at Maturity described in this free writing prospectus is based on the Face Amount, the Issue Price of the Securities includes the estimated cost of hedging our obligations under the Securities through one or more of our affiliates and the agents’ commission applicable to brokerage account investors. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks comprising the Index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising the Index, may adversely affect the market value of the stocks composing the Index, the level of the Index, and, therefore, the value of the Securities.

♦
Trading and Other Transactions By Us or Our Affiliates, or UBS AG or Its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Index and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the Securities.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks composing the Index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. Deutsche Bank AG, as the calculation agent, will determine the Index Return and Payment at Maturity based on observed levels of the Index in the market. The calculation agent can postpone the determination of the Index Return or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦
We and Our Affiliates or UBS AG and Its Affiliates, May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Affect the Index Return to Which the Securities Are Linked and the Value of the Securities — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

♦
The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Examples at Maturity

The following table and hypothetical examples below illustrate the Payment at Maturity per $10.00 Security for a hypothetical range of performances for the Index from -100.00% to +100.00%, reflect the Contingent Return of 10.00% and assume an Initial Index Level of 2,500.00, a Trigger Level of 1,875.00 (75.00% of the Initial Index Level) and a Maximum Gain of 36.00% (the midpoint of the Maximum Gain range of 32.00% to 40.00%). The actual Initial Index Level, Trigger Level and Maximum Gain will be determined on the Trade Date. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual Payment at Maturity will be determined based on the Final Index Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Index Level	Percentage Change in Index	Payment at Maturity ($)	Return on Securities per $10.00 Issue Price (%)(1)	Return on Securities per $9.80 Issue Price (%)(2)
5,000.00	100.00%	$13.60	36.00%	38.78%
4,375.00	75.00%	$13.60	36.00%	38.78%
3,750.00	50.00%	$13.60	36.00%	38.78%
3,500.00	40.00%	$13.60	36.00%	38.78%
3,400.00	36.00%	$13.60	36.00%	38.78%
3,250.00	30.00%	$13.00	30.00%	32.65%
3,000.00	20.00%	$12.00	20.00%	22.45%
2,750.00	10.00%	$11.00	10.00%	12.24%
2,625.00	5.00%	$11.00	10.00%	12.24%
2,500.00	0.00%	$11.00	10.00%	12.24%
2,375.00	-5.00%	$11.00	10.00%	12.24%
2,250.00	-10.00%	$11.00	10.00%	12.24%
2,000.00	-20.00%	$11.00	10.00%	12.24%
1,875.00	-25.00%	$11.00	10.00%	12.24%
1,500.00	-40.00%	$6.00	-40.00%	-38.78%
1,250.00	-50.00%	$5.00	-50.00%	-48.98%
625.00	-75.00%	$2.50	-75.00%	-74.49%
0.00	-100.00%	$0.00	-100.00%	-100.00%

(1)
The “Return on Securities per $10.00 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Face Amount to the Issue Price of $10 per Security for all brokerage account investors.

(2)
The “Return on Securities per $9.80 Issue Price” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Face Amount to the Issue Price of $9.80 per Security, which is the Issue Price for investors in certain fee-based advisory accounts. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

Example 1 — The Final Index Level of 3,500.00 is greater than the Initial Index Level of 2,500.00, resulting in an Index Return of 40.00%. Because the Final Index Level of 3,500.00 is greater than the Trigger Level of 1,875.00 and the Index Return of 40.00% is greater than the Maximum Gain of 36.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to the Maximum Gain of 36.00%, resulting in a Payment at Maturity of $13.60 per $10.00 Security (a return of 36.00% for brokerage account investors and 38.78% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Maximum Gain)

$10.00 + ($10.00 × 36.00%) = $13.60

Example 2 — The Final Index Level of 3,000.00 is greater than the Initial Index Level of 2,500.00, resulting in an Index Return of 20.00%. Because the Final Index Level of 3,000.00 is greater than the Trigger Level of 1,875.00 and the Index Return of 20.00% is less than the Maximum Gain of 36.00% but greater than the Contingent Return of 10.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to the Index Return of 20.00%, resulting in a Payment at Maturity of $12.00 per $10.00 Security (a return of 20.00% for brokerage account investors and 22.45% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Index Return)

$10.00 + ($10.00 × 20.00%) = $12.00

Example 3 — The Final Index Level of 2,625.00 is greater than the Initial Index Level of 2,500.00, resulting in an Index Return of 5.00%. Because the Final Index Level of 2,625.00 is greater than the Trigger Level of 1,875.00 and the Contingent Return of 10.00% is greater than the Index Return of 5.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to the Contingent Return of 10.00%, resulting in a Payment at Maturity of $11.00 per $10.00 Security (a return of 10.00% for brokerage account investors and 12.24% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Contingent Return)

$10.00 + ($10.00 × 10.00%) = $11.00

Example 4 — The Final Index Level of 2,250.00 is less than the Initial Index Level of 2,500.00, resulting in an Index Return of -10.00%. Because the Final Index Level of 2,250.00 is greater than the Trigger Level of 1,875.00 and the Contingent Return of 10.00% is greater than the Index Return of -10.00%, Deutsche Bank AG will pay you the Face Amount plus a return equal to the Contingent Return of 10.00%, resulting in a Payment at Maturity of $11.00 per $10.00 Security (a return of 10.00% for brokerage account investors and 12.24% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Contingent Return)

$10.00 + ($10.00 × 10.00%) = $11.00

Example 5 — The Final Index Level of 1,500.00 is less than the Initial Index Level of 2,500.00, resulting in an Index Return of -40.00%. Because the Final Index Level of 1,500.00 is less than the Trigger Level of 1,875.00, Deutsche Bank AG will pay you the Face Amount reduced by the Index Return of -40.00%, resulting in a Payment at Maturity of $6.00 per $10.00 Security (a return of -40.00% for brokerage account investors and -38.78% for advisory account investors), calculated as follows:

$10.00 + ($10.00 × Index Return)

$10.00 + ($10.00 × -40.00%) = $6.00

If the Index has closed below the Trigger Level on the Final Valuation Date, you will be fully exposed to any negative Index Return, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the Index, and you will lose a significant portion or all of your initial investment. Any payment on the Securities is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations, you could lose your entire investment.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. This is just a summary of the EURO STOXX 50® Index. For more information on the EURO STOXX 50® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “Indices — EURO STOXX 50® Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The graph below illustrates the performance of the EURO STOXX 50® Index from October 31, 2007 to October 31, 2012. The closing level of the EURO STOXX 50® Index on October 31, 2012 was 2,503.64. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Index Level or any future closing level of the Index. We cannot give you assurance that the performance of the Index will result in a positive return on your initial investment and you could lose a significant portion or all of the Face Amount at maturity.

What Are the Tax Consequences of an Investment in the Securities?

In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, the Securities should be treated for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (Including at Maturity), and (ii) your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year. The IRS or a court might not agree with this treatment, however, in which case the timing and character of income or loss on your Securities could be materially and adversely affected.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.20 per $10.00 Security. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, minus a concession not to exceed the discounts and commissions indicated on the cover for distribution of the Securities to brokerage accounts. The price to the public for all purchases of Securities in brokerage accounts is $10.00 per Security. With respect to sales to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment adviser, UBS Financial Services Inc. will act as placement agent for such sales at an Issue Price of $9.80 per Security and will not receive a sales commission. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.